KemPharm

Q1 2018 Results

May 10, 2018

Cautionary Note Regarding Presentation Information

This presentation contains forward-looking statements, including statements about our plans to develop and commercialize our product candidates, our planned clinical trials for our prodrug product candidates, the timing of and our ability to obtain and maintain regulatory approvals for our product candidates, including expectations about our ability to use the 505(b)(2) pathway and expedited FDA review, the clinical utility of our product candidates and our intellectual property position. These statements involve substantial known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. The forward-looking statements in this presentation represent our views as of the date of this presentation. These and other risks concerning our business are described in additional detail in our Annual Report on Form 10-K for the year ended December 31, 2017, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, and our other Periodic and Current Reports filed with the Securities and Exchange Commission. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this presentation. Further, the information contained in this presentation speaks only as the date hereof. While we may elect to update the information in this presentation in the future, we disclaim any obligation to do so except to the extent required by applicable law.

This presentation also contains estimates and other statistical data made by independent parties and by us relating to market size and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

Q1 2018 Results Call Participants

- **Travis Mickle, Ph.D.** – President & Chief Executive Officer
- **R. LaDuane Clifton, CPA** – Chief Financial Officer, Secretary & Treasurer
- **Dan Cohen, M.A.L.S.** – EVP, Government & Public Relations

Recent Development and Regulatory Updates

- Announced Positive, Topline Results from an Intravenously (IV) Administered KP415 Prodrug Human Abuse Potential Trial
- Announced FDA Approval of APADAZ™ for the Short-Term Management of Acute Pain
- Announced Positive Topline Results from KP415 PK Study in Children and Adolescents with ADHD
- Patents Granted for KP606, KP511-related Family

Drug Liking VAS after IV Injection of KP415 Prodrug



At the Moment Drug Liking VAS Scores
KP415 Prodrug
d-MPH HCl
Placebo
VAS Score
85
75
65
55
45
35
0
2
4
6
8
Time (hours)

Note: d-MPH HCl = dexmethylphenidate hydrochloride
Drug Liking was assessed on a bipolar scale
(0 = Strong Disliking, 50 = Neutral, 100 = Strong Liking)
Subjects received equimolar doses of KP415 Prodrug and d-MPH HCl

Key Abuse Endpoints after IV Injection of KP415 Prodrug



Maximum Scores (E_{max})
100
90
80
70
60
50
40
30
20
10
0
VAS Score
Drug Liking
Overall Drug Liking
KP415 Prodrug
d-MPH HCl
Placebo

Note: d-MPH HCl = dexmethylphenidate hydrochloride
Drug Liking and Overall Drug Liking were assessed on a bipolar scale
(0 = Strong Disliking, 50 = Neutral, 100 = Strong Liking)
Subjects received equimolar doses of KP415 Prodrug and d-MPH HCl

Key Abuse Endpoints after IV Injection of KP415 Prodrug



Maximum Score (E_{max})
VAS Score
100
90
80
70
60
50
40
30
20
10
0
Take Drug Again
KP415 Prodrug
d-MPH HCl
Placebo

Note: d-MPH HCl = dexmethylphenidate hydrochloride
Take Drug Again was assessed on a unipolar scale
(0 = Definitely Not, 100 = Definitely Yes)
Subjects received equimolar doses of KP415 Prodrug and d-MPH HCl

ADHD Prodrug Product Pipeline – Addressing Unmet Needs

KP415 – ADHD Product Candidate for Fast Onset and Longer Total Duration

- Unmet needs identified by physicians in order of importance:
  - Duration of efficacy
  - Less abuse potential
  - Onset of efficacy
- Extended release product candidate
- Prodrug of d-MPH co-formulated with IR d-MPH
- Pivotal efficacy trial initiated examining onset and duration of effect
- IV HAP data indicates little to no abuse potential of the KP415 Prodrug; Oral and Intranasal data to come

KP484 – ADHD Product Candidate with Super Extended Release Properties

- Similar unmet needs with the benefit of a methylphenidate based product
- Super-extended release product candidate
- Prodrug of d-MPH
- IND accepted; Efficacy studies expected to initiate in 2018
- Initial data suggest PK profile similar to Shire's MYDAYIS™ (amphetamine-based)
- Expect to benefit from KP415's development program

KemPharm Near-Term Product Candidates

Category	Product Candidate	Parent Drug	Development Status	Next Milestone	Potential NDA Submission
ADHD	KP415	Methylphenidate (ER)	Clinical	PK + Efficacy Data	Q1 2019
	KP484	Methylphenidate (ER)	Clinical	PK + Efficacy Data	2019
PAIN	Apadaz™	Hydrocodone/ APAP	FDA Approved	Commercial Partnerships	N/A
	KP201/IR	Hydrocodone	Clinical	IN HAL Data	2019 with Priority Review
	KP511/ER	Hydromorphone	Clinical	POC in ER Formulation	2019 with Priority Review
	KP511/IR	Hydromorphone	Clinical	HAL and BE Data	2019 with Priority Review

Q1 2018 Financial Results

- Q1 2018 net loss of $26.2M, or $1.77 per basic and diluted share, vs. Q1 2017 net loss of $16.3M, or $1.11 per basic and diluted share
- Net loss for Q1 2018 was primarily due to loss from operations of $14.8M, net interest expense and other items of $1.7M, and non-cash fair value adjustment expense of $9.7M
- Loss from operations increased to $14.8M for Q1 2018 compared to $7.4M for Q1 2017, which was primarily due to an increase of $7.5M in research and development expenses, offset by a decrease of $0.1M in general and administrative expenses
- As of March 31, 2018, total cash and security-related items[1] was $37.2M, which was a decrease of $11.4M compared to December 31, 2017
- Based on the Company's current forecast, existing resources are expected to fund operating expenses and capital expenditure requirements into, but not through, Q1 2019

1 - Includes cash, cash equivalents, restricted cash, marketable securities, trade date receivables and long-term investments

KemPharm Expected Timelines

Product	Event	Date	
KP484	IND Filing	2017	✓
KP415	Initiate Pivotal Efficacy Study	2017	✓
Apadaz™	FDA Approval	02/23/18	✓
KP415 / KP484	IV Human Abuse Liability (HAL) Data	Q2 2018	✓
KP415	Pivotal Efficacy Study Results	Mid-2018	
KP484	Initiate Pivotal Efficacy Study	2H 2018	
KP415 / KP484	Oral and IN HAL Data	2H 2018	
KP415	NDA Submission	1H 2019	
KP484	Pivotal Efficacy Study Results	2019	
KP484	NDA Submission	2019	

KemPharm

Q1 2018 Results

May 10, 2018